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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
VIA NET.WORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholder:

        I would like to invite you to attend our annual meeting of shareholders to be held on Tuesday April 27, 2004 at the Company's offices located in Schiphol, The Netherlands. We will have the opportunity this year to talk about the progress the Company made in 2003 and its prospects going forward.

        As noted in the accompanying notice and proxy statement, at the annual meeting our shareholders will have the opportunity to cast their vote with respect to the election of certain directors. Included with these soliciting materials is a proxy card for voting, a postage prepaid envelope to return your proxy, instructions for voting by telephone and a copy of our Annual Report to Shareholders.

        It is important that your shares be represented at the meeting, even if you cannot attend the meeting to vote your shares in person. We urge you to vote your shares. Please give careful consideration to the items to be voted upon, complete and sign the proxy card and return it in the envelope provided or vote by telephone as instructed. If you return a proxy card or vote by telephone and later decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person.

        We look forward to receiving your vote and seeing you at the 2004 annual meeting.

Sincerely,

Robert Michael McTighe Chairman of the Board of Directors

Schiphol, The Netherlands
April 2, 2004

Notice of Annual Meeting of Shareholders
to be held on April 27, 2004

        We will hold the annual meeting of the shareholders of VIA NET.WORKS, Inc. at the Company's offices located at H. Walaardt Sacréstraat 401 1117 BM Schiphol, The Netherlands, beginning at 12:00 p.m. Central European Time. At the meeting, holders of VIA's outstanding voting common stock will consider and vote on the following matters, as more fully described in the proxy statement:

  1.
  The election of two Class I directors to serve for a three-year term, and

  2.
  Any other matters that may properly come before the meeting, or any postponements or adjournments of the meeting.

        Shareholders of record at the close of business on March 3, 2004 are eligible to vote at the meeting or any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote will be available for inspection at VIA NET.WORKS, Inc.'s offices at H. Walaardt Sacréstraat 401 1117 BM Schiphol, The Netherlands for a period of ten days prior to the meeting.

        Whether or not you plan to attend the meeting in person, please complete, sign and return the enclosed proxy promptly in the accompanying reply envelope. If you vote your proxy by telephone, please follow the instructions on your proxy card. By doing so, you will help us ensure the presence of a quorum at the meeting and save VIA the expense and time required to solicit proxies. If you send your proxy, you will still be able to change your vote or otherwise vote your shares in person at the meeting if you wish.

BY ORDER OF THE BOARD OF DIRECTORS

Matt S. Nydell Senior Vice President, General Counsel and Secretary

Schiphol, The Netherlands
April 2, 2004

TABLE OF CONTENTS

Purpose of the Meeting	1
Proxies and Voting Procedures	1
Election of Directors—Proposal 1	2
The Board of Directors	4
Board Committees	6
Report of the Audit Committee	8
Report of the Compensation Committee	9
Corporate Governance	11
Stock Performance Graph	12
Executive Officers	13
Executive Compensation	15
Ownership of Securities	20
Compliance Section 16(a) Beneficial Ownership Reporting Compliance	22
Independent Accountants	22
Shareholder Proposals for the 2005 Proxy Statement	24
Other Matters	24

VIA NET.WORKS, INC.

PROXY STATEMENT
FOR
2004 ANNUAL MEETING OF SHAREHOLDERS

        This proxy statement contains information relating to the solicitation of proxies by the board of directors of VIA NET.WORKS, Inc. (VIA, the Company, or we) to be voted upon at the annual meeting of the shareholders of the Company to be held on Tuesday April 27, 2004 at the Company's offices located at H. Walaardt Sacréstraat 401 1117 BM Schiphol, The Netherlands beginning at 12:00 p.m. Central European Time and at any postponements or adjournments of the meeting. These materials were first mailed on or about April 2, 2004 to all shareholders entitled to vote at the annual meeting.

PURPOSE OF THE MEETING

        At the annual meeting, the holders of our voting common stock shall consider and vote on the election of two Class I directors and any other matters as may properly come before the shareholders. Our management will also provide a report on VIA's performance during fiscal year 2003 and answer questions posed by shareholders.

PROXIES AND VOTING PROCEDURES

        Only holders of our voting common stock of record as of the close of business on March 3, 2004, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments of the meeting. We have two separate classes of common stock outstanding, voting and non-voting. If you were a shareholder of the voting common stock as of the close of business on March 3, 2004, you will be entitled to one vote for each share of voting common stock you held as of the record date. Our common stock is listed on the Nasdaq SmallCap Market® and the Euronext Amsterdam Exchange under the symbol "VNWI." As of the record date, there were 55,948,057 shares of voting common stock issued and outstanding.

Solicitation of Proxies

        In addition to this solicitation, which we are conducting by mail, VIA and its directors, officers and employees (who will receive no additional compensation) may also solicit proxies in person, by telephone, email, facsimile and other methods. VIA will pay all costs of the annual meeting and of soliciting, printing and mailing proxies.

Revocability of Proxies

        If you are unable to attend the annual meeting, we urge you to vote your proxy. You may revoke your proxy at any time before the annual meeting or by attending the annual meeting and voting in person. If you wish to revoke your proxy, please send a written statement to the Secretary of the Company or send another properly executed proxy dated as of a later date to be delivered at or prior to the annual meeting. All revocations or new proxies must be delivered no later than April 23, 2004 to the Company's corporate office located at H. Walaardt Sacréstraat 401 1117 BM Schiphol, The Netherlands attn: Matt S. Nydell, VIA NET.WORKS, Inc. Annual Meeting.

Required Vote

        At the annual meeting, shareholders will be voting on one proposal: to elect two Class I directors to VIA's board of directors. With respect to the election of directors, the two nominees who receive the most affirmative votes will be elected as Class I directors. Under our bylaws and the Delaware General Corporation Law, shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not affect the election of the candidates receiving the most votes.

Voting

        You may attend the annual meeting and vote in person or, as a registered shareholder as of the record date, you may vote your shares by proxy, by mail or by telephone. To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please allow sufficient time for your proxy to be delivered before the close of business on April 23, 2004. You may vote by telephone 24 hours a day, 7 days a week until 12:00 midnight EST on April 23, 2004 by calling and using the procedure noted on the proxy card. These procedures are also available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian.

        You will need proof of ownership of VIA shares as of the record date to be admitted into the annual meeting. If you bring a proxy card, a recent statement from a securities broker indicating your shareholding in VIA or a proxy from a securities broker if you hold your VIA shares through a broker, you will be admitted to the annual meeting.

        Shares represented by proxies in the form enclosed, if such proxies are properly signed and returned and not revoked, and shares properly voted by telephone, will be voted as specified. If you sign, date and return the proxy card without specifying your vote, your shares will be voted FOR the election of all nominees for director.

        We know of no business other than the items described in this proxy statement to be transacted at the meeting. If other matters requiring a vote do arise, the persons named in the proxy will vote in accordance with their judgment on such matters. To be voted, proxies must be delivered to VIA's Secretary prior to the time of voting.

ELECTION OF DIRECTORS—PROPOSAL 1

        VIA's bylaws provide that the number of directors constituting the board of directors will not be less than three nor more than fifteen, as fixed from time to time by the board of directors. In 2000, the board of directors fixed the number of directors at ten. Since then, the board has determined that it is in the best interests of VIA to gradually reduce the number of members on our board of directors. By resolution of the board of directors, the number of members of the board of directors has been set at eight. We currently have one vacancy on the board created by the resignation of Steven Halstedt in January of this year. Currently, the board has no immediate plans to fill the vacancy.

        Our board of directors is divided into three classes that have terms that expire in successive years. At each annual meeting of shareholders, directors whose term is expiring will be elected for terms of three years each. The Class I directors whose terms expire at the 2004 annual meeting are Michael McTighe and Rhett Williams. The board of directors proposes that Messrs. McTighe and Williams be re-elected as our Class I directors for a full term of three years and until their successors are duly elected and qualified. Each of the nominees has consented to serve another term as a Class I director.

Information about our Nominees and Directors

  Nominees for Election to the Board of Directors as Class I Directors

        Michael McTighe, 50, joined VIA in June 2002 and was elected as chairman in October 2002. Prior to joining VIA, Mr. McTighe was chief executive officer of Carrier1 from October 2001 to February 2002. Before Carrier1, Mr. McTighe served as executive director and chief executive, Global Operations for Cable & Wireless plc from May 1999 to September 2001. He has also served as president and chief executive officer of Philips Consumer Communications LLP, spent five years with Motorola with responsibilities for Europe and Asia and worked for 10 years with General Electric in various European markets. Mr. McTighe serves on the board of directors of Alliance & Leicester plc and Pace Micro Technology plc, both of which are publicly traded companies. Mr. McTighe also serves on the board of directors for London Metals Exchange Holdings Ltd., Red M Communications Ltd. Alphamosaic Ltd., Phyworks Ltd., and Corvil Networks Ltd. all of which are privately-held companies. Mr. McTighe holds a B.S. in Electronic Engineering from University College in London.

        Rhett Williams, 48, joined VIA in November 2002 as chief executive officer and a director of the board. Prior to joining VIA, Mr. Williams was executive vice president and chief marketing officer of KPNQwest from April 1999 to June 2002. From November 1993 to March 1999, Mr. Williams was senior vice president for Corporate Accounts at KPN Telecom. Previously, he held several key senior management positions with AT&T in the U.S. and Europe, including AT&T's joint venture AT&T-Unisource Communication Services, as its managing director, Multinational Accounts. Mr. Williams holds degrees in Business Administration, Economics and International Affairs, earned in Switzerland and the U.S. He is fluent in English, French and Dutch.

        The board of directors recommends that shareholders vote "FOR" the election of Messrs. McTighe and Williams as Class I Directors.

  Class II Directors Remaining in Office and Not Standing for Election in 2004

        Malcolm Bell, 59, joined VIA in May 2003. Prior to 2000, Mr. Bell held positions with Deloitte & Co., Coopers & Lybrand and PricewaterhouseCoopers in the UK and mainland Europe. He has obtained over 25 years senior level experience in audit, accounting and financial management. Mr. Bell has served as a member of the governing council of The Mission to Seafarers since March 2001 and as a director of the Three Counties Agricultural Society, where he chairs the audit committee. Mr. Bell also served as a consultant with Telos Partners Ltd., a UK-based business consultancy firm from November 2000 to May 2003. Mr. Bell currently serves as the chair of VIA's audit committee.

        Jan Gesmar-Larsen, 43, has held senior executive positions in the personal computer industry at Compaq, Apple and Dell. Most recently, he was President, Dell Computer, Europe and Middle East and Africa (EMEA) from 1997 through 2000. Before Dell, he was EMEA President of Apple Computer from 1995 to 1997. Jan also held positions with Compaq Computer International. He has been a member of the board of directors of Bang & Olufsen, Capital One Financial Services Inc. and currently serves on the boards of Interse AS and HAL Knowledge Solutions and is an advisor to Apax Partners and Danske Bank Ventures. Mr. Gesmar-Larsen joined the VIA board in October 2003.

        Erik M. Torgerson, 38, has served as a director of VIA since May 1999. Mr. Torgerson served as chairman of VIA's audit committee from October 1999 until August 2003. Since 1993, he has been a general partner of Norwest Equity Partners, a venture capital firm. Prior to joining Norwest Equity Partners in 1993, Mr. Torgerson was employed by Arthur Andersen & Co., an accounting and consulting firm, in the financial consulting and audit practice. Mr. Torgerson currently serves on the board of directors at Butlernetworks A/S, Diveo Broadband Networks, Inc., and Peoplenet Communications, all of which are privately-held companies. Mr. Torgerson is a C.P.A. (inactive). He received his B.S. degree from the University of Minnesota and his M.B.A. from the University of Iowa.

  Class III Directors Remaining in Office and Not Standing for Election in 2004

        Karen Slatford, 47, consults frequently for high technology companies on sales and business strategy, and is a director of Compel plc, a UK-based technology solutions and rental company, The Listening Company, HAL Knowledge Solutions, a leading provider of Application Portfolio Management solutions and Board of Portwise AB. Ms. Slatford joined the board in October 2003. She served in various senior level sales positions with Hewlett Packard from 1994 to 2001. In 1999, Karen was promoted to Vice President Worldwide Sales and continued in that role until she left Hewlett Packard in 2001. From 1994 to 1997, she was responsible for Hewlett Packard's enterprise sales force in the United Kingdom before being promoted to lead enterprise sales across the EMEA region.

        John C. Steele, 61, joined VIA's board in October of 2002 and serves as chairman of the compensation and nominating and corporate governance committees. He also serves as chairman of the advisory board of Accenture HR Services a publicly traded company and as chairman of the board of Internet Designers Limited, a privately held systems integration and e-gaming solutions company. Mr. Steele is also a council member of the Arbitration and Conciliation Service in the United

Kingdom. Mr. Steele worked with British Telecommunications Plc from 1989 through 2002 where he served as group personnel director and a member of the company's executive committee.

        Mr. Torgerson became a director as a result of board designation rights we granted to some of our shareholders prior to our initial public offering. Mr. Torgerson was the director designee of Norwest Equity Partners, LLC. These board designation rights terminated as of our initial public offering. There are no family relationships among any of our directors or executive officers.

        Since VIA's 2003 annual meeting of shareholders two directors have resigned from VIA's board of directors. Mr. Stephen J. Eley resigned as a Class I director effective October 3, 2003, Steven Halstedt resigned as a Class II director effective January 28, 2004.

THE BOARD OF DIRECTORS

        Malcolm Bell, Jan Gesmar-Larsen, Michael McTighe, Karen Slatford, John Steele and Erik Torgerson are independent directors as defined by Nasdaq listing standards.

Compensation of Directors

        On September 26, 2002, the board of directors adopted a compensation policy for members of our board of directors. Except as noted below, beginning in 2003, each non-executive director was entitled to an annual retainer of $12,000 and a fee of $1,000 for each committee meeting in excess of the first six meetings attended by a director during the year. The policy provided that all directors, who are employees or partners of shareholders whose beneficial ownership in VIA exceeds 5% of the total number of outstanding shares of VIA common stock, received their annual retainer and meeting fees in shares of VIA common stock instead of cash, valued as of January 1st of the relevant year. This applied to Mr. Torgerson and to two former directors. The annual retainer was payable only if the director attended at least 50% of all board meetings during a calendar year. Upon joining the board, each non-executive director received a one-time grant of options to purchase up to 100,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant and annual grants of options to purchase up to 25,000 shares of our common stock. Under the policy, these options will vest over three years; however, in recognition of past service, the options granted to Mr. Torgerson provided for accelerated vesting, one-half of the shares subject to the option vested immediately, with the balance of the shares subject to the option vesting over three years.

        Under the 2002 policy, the chairman of the board received an annual fee of $10,000 and the chairman of the audit committee received a supplemental annual fee of $5,000. Audit committee members also received additional annual grants of options to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant.

        In September 2002, prior to the adoption of the new policy, the board of directors approved and authorized the Company to enter into an agreement with Mr. McTighe, who agreed to serve as Chairman of VIA's board of directors and to devote one day per week to support VIA's management team, in addition to his services as Chairman. Under this agreement, VIA agreed to pay Mr. McTighe total compensation in the amount of pound sterling 60,000 per annum. The board reviewed the facts and circumstances of Mr. McTighe and the consultation agreement entered into between the Company and concluded that the services rendered under the consultation agreement were not in fact services other than those ordinarily rendered as a the chairman of the board of directors. This agreement was terminated as of December 31, 2003 and replaced with the new compensation policy described below. Mr. McTighe also received an option grant to purchase up to 50,000 shares of VIA common stock. In 2003, Mr. McTighe did not receive any further compensation outside of that which he received under the agreement.

        In January of 2004, the board of directors adopted a new compensation policy. The new 2004 policy provides that each non-executive member of the board shall be compensated for services on the board as follows:

        Chairman: The chairman of the board of directors shall be paid a cash retainer of pounds sterling 60,000 for all services rendered in that capacity as well as services on all committees of the board on which he or she serves.

        Non-executive members: Upon initially joining the board, each non-executive member shall be entitled to receive a grant of options for the right to purchase 100,000 shares of common stock of the Company, par value ($.001) at an exercise price equal to closing price of the stock on the Nasdaq SmallCap market as of the day immediately prior to the date of grant, and subject to a three year vesting period, with the first 1/3 of the options subject to the grant vesting as of the expiration of twelve months from the first day of the month of the grant and the remainder of the options vesting in equal portions over the remaining twenty-four month period.

        Annually, each non-executive member (including our non-executive chairman) shall be entitled to receive (a) a cash retainer in the amount of pounds sterling 25,000 payable for continuous service in each 12 month calendar period; plus (b) an option to purchase 25,000 shares of stock to be granted prior to the end of the first calendar quarter, at an exercise price equal to the market price of the stock, and subject to a three year vesting period, with the first 1/3 of the options subject to the grant vesting as of the expiration of twelve months from the first day of the month of the grant and the remainder of the options vesting in equal portions over the remaining twenty-four month period.

        In addition, the chairman of the audit committee of the board of directors shall be entitled to receive a further cash stipend in the amount of pounds sterling 5,000. The chairman of the compensation committee shall be entitled to receive an additional grant of 5,000 stock options.

Our Confidentiality Policy and our Directors

        Because in the past certain of our directors have served as executive officers or directors of companies that may compete with us, we adopted a policy on confidentiality to protect our confidential information and prevent our directors from facing conflicts of interest that they may not be able to resolve. Under this policy, our directors are not required to bring to our attention any information about potential acquisitions of Internet services providers and other related services providers of which they become aware exclusively through their affiliations with, or membership on the boards of directors of, other specified companies, and we do not consider this type of opportunity to constitute a corporate opportunity of ours. In addition, under this policy, our directors are required to maintain the confidentially of our financial and operating information.

Meetings

        During the fiscal year ended December 31, 2003, our board of directors held eleven meetings. All incumbent directors attended or participated in at least 75% of the aggregate number of the meetings of the board of directors and committees on which they served. In 2003, the board had standing audit, compensation, executive and nominating, finance and corporate governance committees. Our finance committee was dissolved in February of 2004. The current membership of each committee of the board is noted in the chart below.

        It is the policy of the Company that all members of the board of directors shall attend the annual meeting of shareholders, unless excused by the chair of the board of directors. At our annual meeting of shareholders held on May 22, 2003, all seven of our then current directors attended the meeting in Reading, the United Kingdom.

BOARD COMMITTEES

Board of Directors Committee Membership

Board Member	Term Expiring	Audit	Compensation	Nominating/ Corporate Governance
Malcolm Bell	2005	C
Jan Gesmar-Larsen	2005		M
Michael McTighe	2004			M
Karen Slatford	2006	M	M
John Steele	2006		C	C
Erik Torgerson	2005	M		M
Rhett Williams	2004

C = Chair

M = Member

        Audit Committee.    The audit committee is comprised solely of directors who meet independence standards required under the Sarbanes-Oxley Act of 2002 and the Nasdaq listing requirements. The board has determined that chairman Bell and Erik Torgerson are "audit committee financial experts" as defined by applicable SEC rules adopting the Sarbanes-Oxley Act of 2002. The audit committee appoints independent auditors and monitors the independence and performance of the independent auditors. The audit committee also assists the board by monitoring the integrity of our financial statements and reviewing our compliance with legal and regulatory requirements and overseeing our internal control practices. The audit committee met on eleven occasions during 2003.

        Compensation Committee.    The compensation committee oversees compensation policies of VIA and its subsidiaries. The oversight responsibilities of the committee include: consulting with the chief executive officer to establish guidelines and policies for all executive compensation plans, annual review and determination of the material elements of the chief executive officer's compensation, review of the material elements of all other senior executive officers' compensation, review and approval of senior management base salaries that exceed $200,000, review and approval of yearly corporate goals and administration of our employee stock option plans. The board has determined that the members of the compensation committee are all independent directors under Nasdaq listing standards. The compensation committee held eight meetings during 2003.

        Nominating and Corporate Governance Committee.    In September 2002, the board of directors reconstituted its nominating committee into a nominating and corporate governance committee to specifically consider and oversee corporate governance matters. As noted in the chart above, the nominating and corporate governance committee is composed of non-employee directors, specifically Messrs. Steele, McTighe and Torgerson. In accordance with the definitions established under Nasdaq listing standards, the board has determined that each of Messrs. Steele, McTighe and Torgerson are "independent," each director having abstained from making a determination as to his own independence. Mr. McTighe abstaining, the board also determined as described above, after further review of the facts and circumstances regarding Mr. McTighe's compensation arrangements with the Company, that he is independent, despite the Company's statements in the 2003 proxy statement that Mr. McTighe would not be considered independent. The nominating and corporate governance committee met three times during 2003.

        The nominating and corporate governance committee is responsible for providing oversight and direction on matters relating to the composition and operation of the board of directors (including board member qualification standards), the committees of the board of directors, and the establishment of codes of ethical conduct. The committee also provides assistance to the board of directors and the chairman in other areas of corporate governance issues, including committee selection and rotation practices, evaluation of the overall effectiveness of the board of directors and management (including the chief executive officer position) and oversight of senior management searches. Further detail on the committee's responsibilities is set forth in the nominating and corporate governance charter adopted by the board of directors in December of 2002, a copy of which available at the Company's website located at http://www.vianetworks.com under the Investor Relations Governance pages.

        The nominating and corporate governance committee also will consider as nominees for director persons recommended by the shareholders of the Company. Any shareholder who wishes to propose a nominee to the board of directors or submit any other matter to a vote at the 2005 annual meeting of shareholders (other than a shareholder proposal included in VIA's proxy materials pursuant to SEC Rule 14a-8) must deliver the recommendation or proposal to the Secretary of the Company at VIA's offices in Schiphol, The Netherlands noted above and below, so that it is received by the Secretary of VIA no earlier than January 27, 2005 and no later than February 26, 2005. The Secretary will forward such proposed nominees to the members of the nominating and corporate governance committee, who will review and evaluate nominees in accordance with its charter.

        In addition, the Company invites shareholders and other interested parties to communicate directly and confidentially with either the full board of directors, or the non-management directors as a group, by writing to either the board of directors or the non-management directors at the following address:

  VIA NET.WORKS, Inc.
  H. Walaardt Sacréstraat
  401 1117 BM Schiphol
  The Netherlands
  Attn: Corporate Secretary

        The Secretary will forward such communications to the intended recipient and will retain copies for the Company's records.

        As noted above, the nominating and corporate governance committee operates under a charter, available at the Company's website. Typically, candidates for director nominees are initially identified by members of the board of directors or management or, on occasion, a professional recruiting company. The committee evaluates and recommends individuals as candidates to serve on the Company's board of directors. In making this determination, the committee considers the following qualifications among others:

  •
  Experience: a candidate must have substantial business experience. Financial expertise is also a relevant criteria and essential for any vacancy that should arise on the audit committee.

  •
  Commitment: a candidate must be willing to devote sufficient time to carry out their duties and responsibilities effectively under applicable laws and best corporate governance practices.

  •
  Independence: consideration will be given to the requirement that a majority of the board must qualify as independent.

  •
  Ethics: a candidate must be free from any conflicts of interest with the Company and willing to commit to the Company's Business Conduct and Ethics Policy.

The criteria the committee uses in making its determinations include an assessment of whether the candidate's qualifications meet the qualifications listed above and whether the candidate's skills are complementary to the skills of other incumbent board members considering the business requirements of the Company.

        The Company paid a one-time fee for the recruitment of each of Mr. Gesmar-Larsen and Ms. Slatford in the total amount of $76,870. The recruiting company, Russell Reynolds, provided comprehensive executive search support in helping us identify our two new non-executive directors. Mr. McTighe was initially recommended as a director candidate prior to his joining the board in 2002 by a third-party search firm.

AUDIT COMMITTEE REPORT

        The audit committee of the board of directors is composed entirely of non-employee directors: Messrs. Bell, Torgerson and Ms. Slatford. The board of directors has determined that all audit committee members are independent, under the Nasdaq listing standards. The audit committee's responsibilities are described under the caption "Board Committees" under "Election of Directors—Proposal I" above in this proxy statement. Further detail on the audit committee's responsibilities is set forth in the revised audit committee charter adopted by the board of directors in February of 2004, a copy of which is attached to this proxy statement as Exhibit A. The audit committee charter is also available at the Company's website located at http://www.vianetworks.com under the Investor Relations Governance pages. Effective as of September 26, 2002, the audit committee engaged Deloitte & Touche to serve as the Company's independent auditors. The audit committee is responsible for selecting and retaining the Company's independent auditors, approving all work they perform, and reviewing and monitoring the performance of the Company's internal and independent auditors. The audit committee approved Deloitte & Touche to conduct the audit of its consolidated financial statements for the year ending December 31, 2003. During the year ended December 31, 2003, the Company's independent auditors, Deloitte & Touche, transferred its business to a limited liability partnership and the board approved the extension of the auditor appointment to Deloitte & Touche LLP.

        The audit committee has reviewed and discussed with VIA's management and independent auditors the audited financial statements contained in the 2003 annual report on Form 10-K filed with the Securities and Exchange Commission. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for opining on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

        The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the audit committee received the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, as amended, has discussed with the independent auditors the auditors' independence from the Company and its management and in compliance with the Sarbanes-Oxley Act of 2002 has not engaged the Company's auditors to perform non-audit services in 2003, other than certain tax services and assistance with outsource planning. The audit committee also discussed and approved the Company's critical accounting policies.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Malcolm Bell, Chairman Erik Torgerson Karen Slatford

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the board of directors has provided the following report on executive compensation for fiscal year 2003. The compensation committee members are Messrs. Steele and Gesmar-Larsen and Ms. Slatford, all of whom are non-employee directors.

Compensation Philosophy

        The compensation committee is responsible for administering our stock option plans, including our 1998 Option Plan and our amended Key Employee Equity Plan ("KEEP"), establishing overall compensation for our chief executive officer and our senior executive officers and reviewing compensation policies for our senior executive officers, including our named executive officers.

        VIA's compensation policies are intended to create appropriate incentives to motivate our employees to achieve corporate goals and to ensure our future success. The compensation committee supports these policies by ensuring that our executive officers receive competitive compensation packages that recognize the contributions each executive makes to VIA's performance.

        VIA has structured its compensation packages for executive officers to include three main components: base salary, performance bonus and stock option grants. The compensation committee believes these three components are necessary and will enable the Company to attract and retain highly qualified executive officers in the competitive technology industry.

        Base salary.    The base salary for each executive officer is based on market conditions, salary history and compensation levels of other executive officers having equivalent responsibility within the Company. The base salary of each executive officer is reviewed at his or her anniversary hire date for merit increases up to a certain percentage of the base salary and for market adjustments. Merit increases are determined primarily based upon each executive's contributions toward the Company's success and his or her achievements within the executive's functional area during the prior twelve month period. The compensation committee reviews and approves recommendations for merit and market adjustment increases made by VIA's chief executive officer.

        Performance Bonus.    For 2003 and prior years, all executive officers were eligible for an annual performance bonus, up to a specified percentage of their base salary. The determination of performance bonuses for each executive officer, other than the chief executive officer, is based partly on achievement of personal goals agreed upon between the executive and his or her supervisor, taking into account the executive's functional responsibilities within the Company, and partly on VIA's achievement of corporate goals. The corporate goals component of the performance bonus was based on the financial and business goals for VIA as a whole, established during the first quarter of the fiscal year. After the conclusion of the fiscal year, the compensation committee reviewed and reported to the full board of directors the extent to which the corporate goals had been met. The compensation committee also approved performance bonuses to be paid to VIA's senior executive officers based on recommendations of VIA's chief executive officer, other than with respect to his own bonus, which take into account the Company's success in meeting corporate goals and his assessment of each senior executive's success in meeting personal goals. The bonus for the chief executive officer is based entirely on VIA's performance with respect to the corporate goals.

        In the first quarter of 2003, as one component of the strategic plan 2003-2005 adopted by the board of directors, and upon the recommendation of the compensation committee, the board approved a new bonus policy for all employees, including executive officers. Under the policy, personal and corporate performance will now be reviewed and bonuses will now be paid on a semi-annual basis rather than annually. In addition, the new policy modified the allocable percentage of bonus eligibility weighting between achievement of personal goals and corporate goals, directing a higher percentage weighting toward the achievement of corporate goals for senior executives.

        During 2003, each of Mr. Williams and our other executive officers listed in our Summary Compensation Table below, whom we refer to as our named executive officers, were eligible for a bonus of up to a specific percentage of their base salaries. However, for the two semi-annual review periods during 2003, the board of directors and the compensation committee determined that the Company did not meet its corporate goals and therefore bonus eligibility for named executive officers would be reduced to their personal goal percentages. In November of 2003, the compensation committee adopted a plan to permit corporate employees, including the named executive officers, to receive the personal performance component of their bonus for the second, third and fourth quarter of 2003 in either a reduced cash payment or a grant of stock options with vesting schedule of one year, fifty percent of which would vest six months from the date of the grant. All of the named executives elected to take the proposed stock option grant in lieu of a cash bonus.

        Stock option grants.    The compensation committee receives the recommendation of the chief executive officer for initial stock option grants for all executive officers in connection with commencement of their employment. Executive officers are typically eligible for additional grants of options in recognition of extraordinary individual performance, promotion, and in connection with a broad based general distribution of options to employees in recognition of superior performance of the Company. The compensation committee is responsible for approving all such subsequent grants based on the recommendation of the chief executive officer.

        Income Tax Considerations.    Under Section 162(m) of the Internal Revenue Code of 1986 and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company's five most highly compensated executive officers. However, certain performance-based compensation, including in some cases stock option grants, is excluded from the $1 million limit if the requirements of Section 162(m) are met. In the past, stock option grants awarded to the named executive officers were intended to be deductible under Section 162(m). The compensation committee does not intend to structure future performance-based compensation in the form of stock option grants in a manner that satisfies the requirements of Section 162(m) in the foreseeable future.

Chief Executive Officer Compensation

        Mr. Rhett Williams joined the Company in November 2002 as chief executive officer. Mr. Williams may also from time to time serve as a director, officer or employee of any subsidiary of the Company. The compensation committee considered Mr. Williams' background and experience, met with him prior to his joining VIA and reviewed his expressed salary requirements. Having reviewed the then current market and peer comparables and other factors, the committee determined that Mr. Williams' salary and other material elements of his compensation package were appropriate for the industry and acceptable to the Company for fiscal year 2002. The compensation committee did not review Mr. William's salary in fiscal year 2003.

        As part of his compensation package, Mr. Williams was eligible for an annual bonus up to a maximum of 50% of his base salary. In addition, if Mr. Williams substantially exceeded his bonus targets, he would be eligible for a supplemental bonus, in the discretion of the board of directors, up to a maximum of an additional 25% of his salary. After taking into account the appropriate external advice on the comparison of his total employment package with the market, the board of directors, upon the recommendation of the committee, approved an increase in his bonus eligibility to 75% in January of 2004. Mr. Williams' annual bonus is based solely on the Company's achievement of the corporate goals established by the compensation committee for each fiscal year to ensure that Mr. Williams' compensation is aligned with achievement of the Company's goals. Mr. Williams did not receive a cash bonus for 2003, but rather elected to receive any earned portion of his bonus in stock options. Further information is noted in the Summary Compensation Table under Securities underlying options in this proxy statement. The compensation committee also awarded him stock options in

March 2003 pursuant to the terms of a Service Agreement between the Company and Mr. Williams, dated October 30, 2002, and an additional grant in December 2003.

        Additional information relating to the Service Agreement between VIA and Mr. Williams can be found under the section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" below in this proxy statement.

Submitted by the Compensation Committee
John Steele, Chair Jan Gesmar-Larsen Karen Slatford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our compensation committee has been employed by or served as an officer of VIA or our subsidiaries, or has had any relationship requiring disclosure in "Related Transactions."

CORPORATE GOVERNANCE

        In February of 2004 the audit committee and in December of 2002 the nominating and corporate governance committee of the board of directors, each adopted revised committee charters to address the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq listing standards.

        VIA has also adopted a Code of Ethics that applies to our Chief Executive Officer, Interim Chief Financial Officer and Controller, as well as other VIA Group Company financial directors. We have also adopted a Business Conduct and Ethics Policy that applies to all Company personnel and our board of directors. Copies of the code and the policy are published on the Company's website located at http://www.vianetworks.com under the Investor Relations Governance pages. Both the Code and the Policy require that all VIA persons conduct themselves with integrity and endeavor to accomplish the work of VIA whilst following the highest legal and ethical standards. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code to our principal executive or principal financial and accounting officer, we will disclose the nature of such amendment or waiver on our website and in a report on Form 8-K.

STOCK PERFORMANCE GRAPH

        The graph below shows the performance of the Company's common stock assuming $100 invested on February 11, 2000 together with the performance of the Nasdaq U.S. and Foreign Stock Index and the Nasdaq Telecommunications Index® over the period beginning on the date of our initial public offering on February 11, 2000 through the end of fiscal year 2003.

Comparison of Total Return from Date of Initial Public Offering through December 31, 2003

EXECUTIVE OFFICERS

        The following table shows information about each of our executive officers as of April 1, 2004.

Name	Age	Position
Rhett Williams	48	Chief Executive Officer
Rebecca Markovits	40	Vice President, Human Resources
Matt S. Nydell	44	Senior Vice President, General Counsel and Secretary
Fred Seibl	42	Senior Vice President VIA Express
Dick Theunissen	34	Vice President and President, Amen S.A.S.
Raymond Walsh	38	Senior Vice President, Technology and Operations
Keith Westcott	50	Senior Vice President, Industry Solutions

        Rhett Williams(please see biographical information under Board of Directors—Proposal 1 above).

        Rebecca Markovits joined VIA in June 2002 as Vice President, Human Resources. Prior to joining VIA, Ms. Markovits headed up the global human resources group at KPNQwest from February 1998 through May 2002. Previously Ms. Markovits served in Human Resource management positions at ITT World Directories.

        Matt Nydell has been with VIA since August 1998. He has served as VIA's Senior Vice President, General Counsel and Secretary since April 2002. From August 1998 to April 2002, he served as VIA's Vice President, General Counsel and Secretary. From November 1996 to August 1998, he was Director, Ventures and Alliances for MCI Communications Corporation where he oversaw MCI's interest in Concert Communications Company, an international telecommunications joint venture with British Telecommunications. From June 1994 to November 1996, he was Senior Counsel in MCI's Mass Market's legal group. Prior to joining MCI, Mr. Nydell was an attorney with the Washington office of law firm Donovan Leisure Newton and Irvine. Mr. Nydell received a J.D./M.A., foreign affairs, from the University of Virginia, and a B.A., with honors, in Philosophy from Bucknell University.

        Fred Seibl joined VIA in March 2004 as Senior Vice President for VIA Express. Prior to joining VIA, Mr. Seibl worked five years for Dell, Inc. as General Manager for their Central European Home & Small Business customer segment responsible for transactional sales and marketing. Before that, he spent more than ten years as Director for marketing, product management and procurement at Computer 2000 AG and Tech Data, Inc.—the largest European IT distributor. He holds a Master Degree in Computer Science from the University of Munich, Germany.

        Dick Theunissen joined VIA in December 2002 as its Vice President, Product Marketing and Management. With the acquisition of the Amen group in January 2004, Mr. Theunissen became President Amen SAS; he remains a Vice President of VIA. Prior to joining VIA, Mr. Theunissen served as Vice President Product Management at KPNQwest from 1999 to 2002. Previously. Mr. Theunissen held several positions with KPN. Mr. Theunissen holds a Master of Science degree in Economics for the Erasmus University Rotterdam, The Netherlands.

        Raymond Walsh has served as VIA's Senior Vice President, Technology and Operations since June 2002. Prior to joining VIA, Mr. Walsh served as Senior Vice President of Operations and CIO at KPNQwest from February 1999 to June 2002. In addition, Mr. Walsh served in various technology and operational management positions at Qwest, LCI International and WilTel. Mr. Walsh holds a B.S. in Management Science and Computer Systems from Oklahoma State University.

        Keith Westcott joined VIA in December 2002 as Vice President, Indirect Sales. In January 2004, he was promoted to Senior Vice President, Industry Solutions. From May 2002 through December 2002, Mr. Westcott was a management consultant for various small to mid sized enterprises in the United Kingdom. Mr. Westcott served from March 1999 through May 2002 as Managing Director for KPNQwest UK & Ireland. Prior to this position, from February 1998 through March 1999, he was Marketing Director of Guardian IT, Plc, a business continuity and disaster recovery company listed on the London Stock Exchange. He also served as Group Marketing Director for ICL, a wholly owned subsidiary of Fujistu Ltd for a period of one year. Previously Mr. Westcott held pan-European sales and marketing roles in the information technology, telecommunications and Internet sectors, including positions with AT&T, Olivetti and Data General. Mr. Westcott earned a diploma in Industrial Design from Exeter College of Art.

EXECUTIVE COMPENSATION

        The following table presents a summary of compensation paid with respect to the past three fiscal years to each of our chief executive officers during 2003 and the four executives most highly compensated during 2003, all of whom we refer to as our named executive officers.

Summary Compensation Table

								Long Term Compensation
		Annual Compensation
Name and Principal Position						Other Annual Compensation		Securities Underlying Options	All Other Compensation
	Year	Salary		Bonus
Rhett Williams Chief Executive Officer	2003 2002	$ $	484,983 72,333		0 —	$54,340	(1)	490,000 1,000,000	$ $	1,878 94	(1) (2)
Matt Gough(3) Interim Chief Financial Officer	2003		$247,687		0	$65,362	(4)	112,320		$12,385	(4)
Karl A. Maier(5) Former Chief Executive Officer	2003 2002	$ $	243,012 312,572	$ $	147,000 210,000			0 370,000	$ $	181,000 53,832	(6) (7)
Matt S. Nydell Senior Vice President, General Counsel and Secretary	2003 2002 2001	$ $ $	225,000 221,355 203,583	$ $	0 109,688 58,785			225,342 150,000 110,000	$ $	129,825 3,902	(8) (9)
Raymond Walsh Senior Vice President, Technology and Operations	2003 2002	$ $	225,000 113,788		$0 63,984			225,342 250,000	$ $	101,605 51,458	(10) (11)
Keith Westcott(12) Vice President of Indirect Sales	2003		$209,774		$32,207			280,906		$12,585	(13)

(1)
This amount represents $54,340 for housing allowance and $1,878 in life insurance and $6,000 Company matching funds in the 401(k) plan in 2003.

(2)
This amount represents payments of $94 made on behalf of Mr. Williams for life insurance in 2002.

(3)
Mr. Gough joined VIA in September of 2002 and became Interim CFO in September of 2003. Mr. Gough left VIA as of April 1, 2004.

(4)
This amount represents $65,362 for housing allowance and $12,385 in a retirement plan in the Netherlands in 2003.

(5)
Mr. Maier left VIA in March of 2003.

(6)
This amount represents $175,000 in severance payments and $6,000 in Company matching funds in the 401(k) plan in 2003.

(7)
This amount represents payments of $909 made on behalf of Mr. Maier for life insurance, $50,736 for foreign services allowance under the Company's international assignment policy and $2,187 in Company matching funds in the 401(k) plan in 2002.

(8)
This amount represents payments of $719 made on behalf of Mr. Nydell for life insurance and $4,106 in Company matching funds in the 401(k) plan and $125,000 for foreign service allowance under the Company's international assignment policy in 2003.

(9)
This amount represents payments of $698 made on behalf of Mr. Nydell for life insurance and $3,204 Company matching funds in the 401(k) plan in 2002.

(10)
This amount represents payments of $647 made on behalf of Mr. Walsh for life insurance and $6,000 in Company matching funds in the 401(k) plan and $95,000 for foreign service allowance under the Company's international assignment policy in 2003.

(11)
This amount represents payments made on behalf of Mr. Walsh for foreign service allowance under the Company's foreign assignment policy.

(12)
Mr. Westcott joined VIA in December of 2002.

(13)
This amount represents $12,585 in a retirement plan in the United Kingdom.

        1998 Stock Option and Restricted Stock Plan.    In 1998 we adopted the Amended and Restated 1998 Stock Option and Restricted Stock Plan (the "1998 Option Plan"), which allows us to issue restricted shares of our common stock or options to purchase shares of our common stock. The total number of shares of our common stock available for issuance under the 1998 Option Plan is 9,200,000, no more than 125,000 of which may be issued in the form of restricted common stock. No person may be granted more than 125,000 shares of restricted stock or options to purchase more than 1,000,000 shares of stock in any calendar year.

        The 1998 Option Plan is administered by the compensation committee. Except as described in the plan, our compensation committee determines the grantees, the type of grant, number of shares subject to each grant, and the term, exercise price, and vesting schedules for each grant. All of our employees are eligible to participate under the 1998 Option Plan. The maximum term of options granted under the 1998 Option Plan is ten years plus one month.

        Options to purchase 7,064,672 shares of common stock were issued and outstanding under the 1998 Option Plan as of March 1, 2004. All of these options are subject to vesting requirements based on continued employment, typically vesting over four years. Option agreements governing options granted to VIA employees generally provide for the acceleration of the vesting period if there is a change of control of VIA in which we are not the surviving company, except if the surviving company assumes the obligations under existing option grants, an equivalent and substitute option in stock in the surviving company is provided, or VIA's board of directors determines that the change of control will not trigger accelerations of the options. Options granted prior to our initial public offering on February 11, 2000 have an exercise price equal to what the board of directors determined the fair market value of the common stock to be on the date of the grant. Options granted after the date of our initial public offering have an exercise price equal to the closing price for our stock on the Nasdaq Small Cap Market® on the last trading day immediately prior to the date of grant.

        Amended and Restated Key Employee Equity Plan.    During 1998, the Company adopted the V-I-A Internet Inc. Key Employee Equity Plan (the "KEEP"), an incentive plan to attract and retain qualified officers, key employees, directors and other persons at VIA and our operating companies. The KEEP provides for the granting of stock options to key employees of VIA. Rights are granted with an exercise price as determined by the Company's board of directors. As of December 31, 2000, the Company had reserved 800,000 common shares for issuance under the KEEP. On August 9, 2001, VIA amended the KEEP to permit, among other things, grants of non-incentive stock options to employees, consultants or advisors, other than to directors and officers, of VIA. Options granted under the amended KEEP will vest over such periods as may be determined by the board of directors and will generally have an exercise price equal to the closing price for our stock on the Nasdaq Small Cap Market® on the last trading day immediately prior to the date of grant. As of December 31, 2002, the Company had reserved 214,517 common shares for issuance under the amended KEEP. No options awards were made under the amended KEEP in 2003.

        Our compensation committee, which administers the amended KEEP, has full power and final authority to designate the grantees, to determine the number of purchase options awarded and to determine the terms and conditions relating to the vesting, exercise, transfer or forfeiture of the grant, including the exercise price.

Option Grants in Last Fiscal Year

        The following table provides information relating to options to purchase common stock we granted our named executive officers during the year ended December 31, 2003. The percentages in the table below are based on the options to purchase shares of our common stock we granted under our 1998 Option Plan in the year ended December 31, 2003. Except as noted, the options described in the table below become exercisable over periods of from one to four years and have a term of ten years. Potential realizable values are net of exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the relevant term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimates of future stock price growth.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Rhett Williams	215,000 75,000 200,000	14%	.67 1.74 1.62	03/19/13 6/8/13 12/18/13	79,419 71,948 178,630	195,612 177,212 439,975
Matt Gough	37,320 75,000	3%	1.74 1.62	6/8/13 12/18/13	35,801 66,986	88,181 164,991
Karl Maier	0	—	—	—	—	—
Matt S. Nydell	50,342 175,000	6%	1.74 1.62	6/8/13 12/18/13	48,294 156,302	118,950 384,978
Raymond Walsh	50,342 175,000	6%	1.74 1.62	6/8/13 12/18/13	48,294 156,302	118,950 384,978
Keith Westcott	100,000 30,906 150,000	8%	.65 1.74 1.62	1/13/13 6/8/13 12/18/13	35,836 29,648 89,315	88,627 73,026 219,988

Option Exercises and Fiscal Year-End Option Values

        None of our named executive officers exercised any stock options during 2003, except Karl Maier, who exercised all of his vested stock options upon his departure in 2003. The following table presents summary information with respect to stock options owned by our named executive officers at December 31, 2003. We have calculated the value of unexercised in-the-money options based on the closing price of the stock on the Nasdaq SmallCap Market® on December 31, 2003 of $1.75 per share. The actual value of the stock options will depend upon the market value of the shares that can be purchased under the option at a future date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

				Number of securities underlying unexercised options at December 31, 2003		Value of unexercised in-the-money options at December 31, 2003
	Number of shares acquired on exercise
Name		Value Realized($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Rhett Williams	—		—	270,833	1,219,167	176,963	675,437
Matt Gough	88,200 11,800 10,000	$ $ $	41,454 6,490 4,600	23,438	163,883	16,172	52,022
Karl Maier	240,000		$62,400
Matt Nydell	—		—	591,328	286,306	145,565	76,320
Raymond Walsh	—		—	93,750	381,592	66,150	147,981
Keith Westcott	—		—	0	280,906		103,628

Employment Agreements and Terminations of Employment and Change-in-Control Arrangements

        In October 2002 VIA negotiated a service agreement with Mr. Williams in connection with his employment as chief executive officer beginning November 18, 2002. The agreement provided for Mr. Williams to receive an annual base salary of not less than £280,000. He was also eligible to receive an annual bonus of up to 50% of his base salary, which could be increased up to a maximum of 75% of his base salary at the discretion of the board of directors, if Mr. Williams significantly exceeds the corporate goals as set by the compensation committee. Mr. Williams is entitled to receive retirement benefits under VIA's 401(k) plan, or, if the Company's 401(k) plan does not permit Mr. William's participation due to his location outside of the United States or the nature of the plan, then he may receive retirement benefits through a private pension with a maximum contribution by VIA of 6% of his base salary. Under the service agreement, Mr. Williams was entitled to receive grants of options to purchase an aggregate of 1,200,000 shares of the Company's common stock. These options have been granted. The agreement may be terminated by either VIA or Mr. Williams by giving six-months written notice. If VIA terminates the agreement, Mr. Williams will receive a severance payment in an amount equal to one-year's base salary. In January of 2004, the board of directors amended Mr. Williams agreement by increasing his bonus eligibility to 75% and increasing his pension contributions by VIA to 8% of his base salary. No other material terms of his original 2002 agreement have been amended.

        In February 2003, VIA negotiated a separation agreement with Mr. Maier. Under the terms of the separation agreement, Mr. Maier was released from all his duties and responsibilities as president and chief operating officer by March 31, 2003, although he remained an employee of VIA until June 30, 2003. The agreement provided that Mr. Maier continue to receive his base salary and foreign service assistance payments until June 30, 2003. In addition, Mr. Maier was eligible to receive a bonus for achievement of certain goals established for him with respect to the first three months of 2003. Under the agreement, Mr. Maier received a severance amount of six-months' base salary and other continuing benefits under VIA's Foreign Service Assignment policy.

        In connection with his continued employment with VIA as Senior Vice President, General Counsel and Secretary, VIA entered into an employment agreement with Mr. Nydell effective as of April 24, 2002. Under terms of the agreement, Mr. Nydell is entitled to an annual base salary of not less than $225,000 and he is eligible to participate in all bonus programs applicable to senior executives of the Company. The agreement provides that if Mr. Nydell is terminated without cause or if, after October 31, 2002, Mr. Nydell terminates his employment with VIA, he will be entitled to severance benefits consisting of: (a) one-year of his base salary, (b) continuation of health, dental, life accidental death and disability, and long- and short-term disability insurance for one-year or a lump sum payment in lieu of the coverage, and (c) a pro-rated bonus applicable to the calendar year when he is terminated. In addition, should Mr. Nydell be terminated by VIA without cause or should he terminate his employment with good reason, all stock options previously granted to Mr. Nydell shall be deemed fully vested on his termination date and the exercise period shall be extended to one year from the termination date.

        In connection with his original appointment as corporate controller, VIA entered into an employment agreement with Mr. Gough effective as of September 9, 2002. Mr. Gough has since been named interim chief financial officer. The agreement provided that Mr. Gough would serve for an indefinite period of time. The agreement provided that for a six-month notice period in order to terminate Mr. Gough's employment. Under the agreement, Mr. Gough was entitled to a salary at an annualized rate of Euro 218,790 and an annual discretionary performance bonus of up to 50% of his base salary, based in equal parts of achieving individual and corporate goals. In September 2003, Mr. Gough was appointed Interim Chief Financial Officer on the same terms and conditions of his existing agreement. Pursuant to a letter agreement dated March 14, 2003, Mr. Gough resigned effective as of April 1, 2004. Under the terms of that agreement, Mr. Gough will receive Euro 293,862 in total representing a separation payment and part year bonus.

        In connection with his original appointment as Vice President of Indirect Sales, VIA entered into an employment agreement with Mr. Westcott on November 20, 2002. Since then, Mr. Westcott's position has changed to Vice President Business Solutions and his salary changed by amendment to his original agreement. All other terms of the original agreement remained in effect. Under Mr. Westcott's agreement with the Company, he is entitled to receive a salary at an annualized rate of pounds sterling 145,600 and an annual discretionary performance bonus of up to 50% of his base salary, based in equal parts of achieving individual and corporate goals. The agreement provides that Mr. Westcott's employment may be terminated by the Company delivering six-months notice.

        Under his original engagement with the Company in 2002, VIA entered into an employment agreement with Dick Theunissen on December 1, 2002 for an indefinite period term. The agreement provides that the Company may terminate his employment by delivering the requisite statutory notice under Dutch law. Mr. Theunissen has since been promoted to Vice President & President, Amen S.A.S. with the Company's acquisition of the Amen group companies. Under this agreement and amendments thereto, Mr. Theunissen is entitled to a salary at an annualized rate of Euro 170,000 and an annual discretionary performance bonus of up to 50% of his base salary, based in equal parts of achieving individual and corporate goals.

        Consistent with prior practice for specified senior officers, all option agreements governing options granted to the chief executive officer and to each vice president reporting to the chief executive officer provide for the acceleration of the vesting period of the options if there is a "change of control" (as defined in the agreements) in which VIA is not the surviving company. However, the option agreements further provide that no acceleration of vesting will occur if the optionee continues with the surviving company in an equivalent position or role for a period of not less than one year.

OWNERSHIP OF SECURITIES

        The following table shows the number and percentage of outstanding shares of our common stock that were owned as of March 3, 2004 by:

  •
  each person who we know to be the beneficial owner of more than 5% of our outstanding common stock

  •
  each of our directors and named executive officers, and

  •
  all of our directors and executive officers as a group.

        As of March 3, 2003, there were 55,948,057 shares of voting common stock and 5,050,000 shares of non-voting common stock outstanding.

        The total number of shares of common stock outstanding used in calculating the percentage owned by each person includes the shares of common stock issuable upon conversion of our non-voting common stock or upon the exercise of options held by that person that are exercisable as of June 1, 2003.

        Unless indicated otherwise below, the address for our directors and officers is c/o VIA NET.WORKS, Inc., H. Walaardt Sacréstraat 401 1117 BM Schiphol, The Netherlands. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Centennial entities(1)	8,163,693	13.38%
Norwest Equity Capital, LLC and related entity(2)	6,978,644	11.44%
John E. Lindahl, George J. Still, Jr. and John P. Whaley(2)	6,978,644	11.44%
HarbourVest International Private Equity Partners III-Direct Fund L.P.(3)	3,833,334	6.28%
Rhett Williams(4)	551,354	*
Matt Gough(5)	48,437	*
Matt S. Nydell(6)	689,679	1.12%
Ray Walsh(7)	125,000	*
Keith Westcott(8)	52,953	*
Michael McTighe(9)	212,500	*
John Steele(10)	66,666	*
Erik M. Torgerson(11)	97,666	*
All directors and executive officers as a group (11 persons)(12)	1,949,929	*

*
Less than 1%.

(1)
Includes 4,005,806 shares held by Centennial Fund V, L.P., 3,626,542 shares held by Centennial Fund VI, L.P., 90,995 shares held by Centennial Entrepreneurs Fund VI, L.P., 172,000 shares held by Centennial Strategic Partners VI, L.P., 225,972 shares held by Centennial Holdings I, LLC, and 124,274 shares held by Centennial Entrepreneurs Fund V, L.P. Centennial Holdings V, L.P. is the sole general partner of Centennial Fund V and of Centennial Entrepreneurs Fund V and, accordingly, may be deemed to be the indirect beneficial owner of the shares of common stock they hold by virtue of its authority to make decisions regarding the voting and disposition of such shares. Centennial Holdings VI, L.P. is the sole general partner of Centennial Fund VI and of Centennial Entrepreneurs Fund VI and is the managing member of CSP VI Management LLC, the general partner of Centennial Strategic Partners VI, and accordingly, may be deemed to be the indirect beneficial owner of the shares of common stock they hold by virtue of its authority to make decisions regarding the voting and disposition of such shares. Except as provided above with respect to Centennial Holdings VI, LLC and Centennial Holdings V, L.P., none of the Centennial entities listed above has voting or investment power over the shares held by any other Centennial entity, and accordingly each entity disclaims beneficial ownership of such shares. The address for each of the Centennial entities is 1428 Fifteenth Street, Denver, Colorado 80202.

(2)
This amount consists of 5,050,000 shares of common stock issuable upon the conversion of shares of non-voting common stock held by Norwest Equity Capital, LLC, 1,842,751 shares of common stock held by Norwest Equity Capital and 291,928 shares of common stock held by Norwest Venture Partners VI, L.P. As the managing member of Norwest Equity Capital, LLC, Itasca NEC, LLC has voting and investment power over the shares of stock held by Norwest Equity Capital and may therefore be deemed to be the beneficial owner of these shares. Messrs. Lindahl, Still and Whaley share voting and investment power over shares held by Norwest Equity Capital and may also therefore be deemed to beneficially own these shares. Itasca and each of Messrs. Lindahl, Still and Whaley disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest in them. In addition, Messrs. Still and Whaley share voting and investment power over shares beneficially owned by Norwest Venture Partners VI, and each disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. Mr. Torgerson does not have voting or investment power over any of these shares. The address for each of Norwest Equity Capital, Itasca, and Messrs. Lindahl and Whaley is 3600 IDS Center, 80 South 8th St., Minneapolis, Minnesota 55402. The address for Mr. Still is 525 University Avenue, Suite 800, Palo Alto, California 94301.

(3)
Voting and investment power over these shares is held jointly by Mr. Edward Kane and Mr. Brooks Zug, the managing members of HarbourVest Partners, LLC, which is the managing member of HIPEP III—Direct Associates LLC, which in turn is the general partner of HarbourVest International Private Equity Partners III-Direct Fund L.P. Each of Messrs. Kane and Zug disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address of HarbourVest International Private Equity Partners III and of Messrs. Kane and Zug is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111.

(4)
Includes 551,354 shares of common stock issuable upon the exercise of options held by Mr. Williams that will be exercisable as of June 1, 2003.

(5)
Includes 48,437 shares of common stock issuable upon the exercise of options held by Mr. Gough that will be exercisable as of June 1, 2003.

(6)
Includes 78,742 shares of common stock held by Mr. Nydell and 610,937 shares of common stock issuable upon the exercise of options held by Mr. Nydell that will be exercisable as of June 1, 2003.

(7)
Includes 125,000 shares of common stock issuable upon the exercise of options held by Mr. Walsh that will be exercisable as of June 1, 2003.

(8)
Includes 52,953 shares of common stock issuable upon the exercise of options held by Mr. Westcott that will be exercisable as of June 1, 2003.

(9)
Includes 212,500 shares of common stock issuable upon the exercise of options held by Mr. McTighe that will be exercisable as of June 1, 2003.

(10)
Includes 66,666 shares of common stock issuable upon the exercise of options held by Mr. Steele that will be exercisable as of June 1, 2003.

(11)
Includes 18,750 shares of common stock held 79,166 shares of common stock issuable upon the exercise of options held by Mr. Torgerson that will be exercisable as of June 1, 2003.

(12)
Includes 1,949,929 shares of common stock currently held and issuable upon the exercise of options as of June 1, 2003 by our directors and executive officers.

Equity Compensation Plan Information

        The following table provides information regarding our equity compensation plans as of December 31, 2003.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,668,435	2.63	1,531,565
Equity compensation plans not approved by security holders	—	—	214,517
Total	7,668,435		1,746,082

        During 1998, the Company adopted the V-I-A Internet Inc. Key Employee Equity Plan (the "KEEP"), an incentive plan to attract and retain qualified officers, key employees, directors and other persons at VIA and our operating companies. The KEEP provides for the granting of stock options to key employees of VIA. Rights are granted with an exercise price as determined by the Company's board of directors. As of December 31, 2000, the Company had reserved 800,000 common shares for issuance under the KEEP. On August 9, 2001, VIA amended the KEEP to permit, among other things, grants of non-incentive stock options to employees, consultants or advisors, other than to directors and officers, of VIA. Options granted under the amended KEEP will vest over such periods as may be determined by the board of directors and will generally have exercise price equal to the closing price for our stock on the NASDAQ Small Cap Market® on the last trading day immediately prior to the date of grant. As of December 31, 2003, the Company had reserved 214,517 common shares for issuance under the amended KEEP. No options awards were made under the amended KEEP in 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain shareholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in our securities. Based on our review of Forms 3 and Forms 4 and amendments thereto, filed during the year ended December 31, 2003 and certain written representations, VIA does not believe that any of VIA's directors, officers or beneficial owners of more than 10% of our common stock failed to file a form or report a transaction on a timely basis.

INDEPENDENT ACCOUNTANTS

        Deloitte & Touche has served as the Company's auditors since September 26, 2002. During the year ended December 31, 2003, Deloitte & Touche, transferred its business to a limited liability partnership and the Board approved the extension of the auditor appointment to Deloitte & Touche LLP.

        Representatives from Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accounting Firm Fees

        Aggregate fees paid to the Company for the fiscal years ended December 31, 2002, and 2003 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"):

Fees Paid to Deloitte & Touche	2002	2003
Audit Fees	$831,000	1,349,000
Audit-related services	0	0
Tax Fees	0	$244,000
Other	0	$28,000

        The amounts shown above include out-of-pocket expenses incurred by Deloitte & Touche in connection with the provision of such services.

  Audit Fees

        Consists of professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with and review of documents filed with the SEC. For fiscal year ended December 31, 2002, fees paid to Deloitte & Touche relate to the review of the Form 10Q for the quarter ended September 30, 2002 and the year-end audit.

  Tax Fees

        Tax Fees relate to tax planning and advice in the U.S. and the Europe, including assistance with tax audits and appeals and the review of filings with the federal and certain state, provincial or other applicable governments.

  Other Fees

        All Other Fees in 2003 related to primarily to assistance with outsourcing planning.

        On September 20, 2002, VIA dismissed PricewaterhouseCoopers LLP as the Company's independent public accountants. The Company's audit committee, with the full authority of the board of directors, participated in and approved the decision to change independent accountants.

Former Accounting Firm Fees

        Aggregate fees billed to the company for the fiscal year ended December 31, 2002 represent fees billed by the Company's prior principal accounting firm, PriceWaterhouseCoopers LLP:

Fees Paid to PricewaterhouseCoopers	2002
Audit Fees	$1,727,147
Audit-related services	74,072
All Other Fees	216,371
Other	108,648

(a)
Audit related fees include fees for statutory audits of the Company's foreign subsidiaries and review of internal control structure.

(b)
Other fees include fees related to income tax compliance and related tax services and agreed-upon procedures, such as the analysis of financial processes and the evaluation of the control environment.

        The amounts shown above include out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with the provision of such services. The amount shown for "Audit Fees" includes fees relating to quarterly reviews of financial statements, including the Forms 10-Q for each of the three-month periods ended March 30, June 30 and September 30, 2002. The audit committee previously considered whether PricewaterhouseCoopers LLP's provision of the services generating "All Other Fees" was compatible with maintaining independence.

Pre-approval Procedures for Services

        The audit committee approves all audit and non-audit related services. On an annual basis the audit committee reviews and approves prior to its commencement, any audit work conducted by its auditors as a part of the annual consolidated financial statements of the Company. Generally, the audit committee and the Company prohibit its auditors from conducting any non-audit related services and instead engage a third-party accounting firm to conduct any non-audit related work.

SHAREHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT

        Shareholder proposals that are intended to be voted upon at VIA's annual meeting held in 2005 must be received by the Company no later than December 3, 2004 in order to be considered for inclusion in VIA's proxy materials for the 2005 annual meeting. Please send any shareholder proposals to VIA NET.WORKS, Inc., H. Walaardt Sacréstraat 401 1117 BM Schiphol, The Netherlands, Attn: Investor Relations, with a copy to the Company's General Counsel.

OTHER MATTERS

        The board of directors is not aware of any other matters to be presented at the annual meeting. If other matters properly come before the annual meeting, the proxies will be voted in accordance with the best judgment of the persons voting.

BY ORDER OF THE BOARD OF DIRECTORS

Matt S. Nydell Senior Vice President, General Counsel and Secretary

Schiphol, The Netherlands
April 2, 2004

VIA NET.WORKS Inc

Audit Committee Charter

        This charter governs the operations of the audit committee. The committee shall review and reassess the charter annually and obtain the approval of the Board of Directors to it.

Purpose

        The audit committee shall

  •
  oversee the accounting and financial reporting processes of the company and audits and reviews of the financial statements of the company.

  •
  be directly responsible for the appointment, compensation, and oversight of the work of any independent or registered public accounting firm (independent auditors) employed by the company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and each such independent auditor shall report directly to the audit committee.

  •
  establish procedures for the

•
receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters.

•
confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

        While the audit committee has the responsibilities and powers set forth in this charter, it is not the purpose or part of the duties of the audit committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        Management is responsible for the preparation, presentation, and integrity of the company's financial statements and for the appropriateness of the accounting principles that are used by the company.

        The independent auditors are responsible for auditing the company's financial statements and for reviewing the company's unaudited interim financial statements

        Also, it is not part of the purpose or the duty of the audit committee to assure compliance with laws and regulations and the company's code of conduct, which is within the responsibilities of the management of the company.

Membership

        The membership of the audit committee shall consist of at least three members of the board of directors who are independent of the company and the management and who are appointed by the board of directors.

        The determination of whether a member of the committee is independent shall be governed by the rules of the Securities and Exchange Commission and the rules and listing requirements of the stock market or markets on which the company's stock is listed and such other supplemental criteria as may be considered desirable or appropriate by the board of directors.

        All determinations of independence shall be made by the full board of directors.

1

        All members of the committee shall be "financially literate". "Financially literate" for the purposes of this Charter means the ability to read and understand financial statements, including the balance sheet, income statement and cash flow statement of the company.

        At least one member shall be qualified as "an audit committee financial expert" in accordance with the rules of the Securities and Exchange Commission and the rules and listing requirements of the stock market or markets on which the company's stock is listed.

Authority

        In discharging its purpose the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company.

        The committee may ask members of management or others to attend its meeting and provide pertinent information as necessary.

        The committee has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

        The committee has the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

        The independent auditors will report directly to the committee.

Funding

        The company shall provide for appropriate funding as determined by the committee, in its capacity as a committee of the board of directors, for payment of compensation to

  •
  The independent auditors for the purpose of their rendering or issuing an audit report or performing other audit, review or attest services

  •
  Any advisers appointed by the committee in relation to the powers of appointment referred to above

Duties and responsibilities

        In meeting its purpose it is the responsibility of the committee to maintain free and open communication between the committee, management, independent auditors and internal auditors of the company.

        The committee shall carry out the following in fulfilling its duties and responsibilities.

Annual reporting

1.
Review the adequacy of the committee's charter and recommend any proposed changes to the board of directors for approval by the board.

2.
Prepare the report required by the proxy rules of the Securities and Exchange Commission for inclusion in company's annual proxy statement.

3.
Carry out an annual performance evaluation of the committee and report the results to the board of directors.

2

Financial reporting

1.
Review any major changes to the company's accounting principles and practices that are brought to the attention of the audit committee by the independent auditors, internal auditors or management.

2.
Review the annual audited financial statements with management, including issues regarding significant accounting and material auditing principles and practices.

3.
Determine whether to recommend to the board of directors that the audited financial statements be included in the company's annual report on Form 10-K.

4.
Review with management the financial statements and management's discussion and financial analysis of financial condition and operations contained in the company's annual and quarterly reports on Forms 10-K and 10-Q.

5.
Review with management the information disclosed in earnings press releases and with respect to earnings the content of guidance provided to analysts and rating agencies.

Independent auditors

1.
Oversee the processes and procedures that the independent auditors and management adopt to provide assurance to the committee that the independent auditors are not engaged to perform activities prohibited under the Sarabanes Oxley Act, or the rules of the Securities and Exchange Commission or the Public Company Oversight Board. Such oversight shall include

•
obtaining from the independent auditors a written confirmation of all relationships between the independent auditors and the company.

•
actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and

•
taking appropriate action to oversee the independence of the independent auditors.

2.
Review and pre-approve all non-audit services permitted under applicable law, which may be performed by the company's independent auditors.

3.
Obtain annually a positive confirmation of the qualifications of the independent auditors.

4.
Obtain and review, at least annually, a report from the independent auditors describing

•
The accounting firm's quality control procedures

•
Any material issues arising from the most recent internal quality review, peer review or inquiry or investigation by government or regulatory authorities within the last five years

•
All relationships between the firm and the company

5.
Review with the independent auditors the plan for the annual audit.

6.
Hold timely discussion with the independent auditors regarding the following

•
All critical accounting policies and practices

•
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•
Other material written communications between the independent auditors and management, including, but not limited to, the management letter and schedule of unadjusted differences.

3

    Such review shall include the content of management's responses to such written communications from the independent auditors

7.
Be the forum for the resolution of disagreements between management and the independent auditor in relation to financial reporting.

8.
Review the performance of the independent auditors

9.
Oversee the company's hiring policies with respect to employees or former employees of the independent auditors.

10.
Oversee the process of ensuring that the committee is informed of all illegal acts discovered and reported to management as part of an audit.

11.
Except as set out elsewhere in this section the committee shall discuss with the independent auditors those matters required to be discussed as set out in Statement on Auditing Standards No 61 issued by the AICPA.

Internal control and risk management

1.
Review with management all reports on audits and reviews of internal controls

2.
In consultation with the independent auditors and the internal auditors review the integrity of the organization's financial reporting processes (both external and internal), and the internal control structure (including disclosure controls).

3.
Review management's assertion on its assessment of the effectiveness of internal controls as required by the Sarbanes Oxley Act

4.
Review the independent auditors report on management's assertion.

5.
Review at least annually the company's risk assessment prepared by management and management's actual or proposed responses to dealing with risks identified.

Internal audit

1.
Oversee the work of the internal audit function in providing support to the committee to meet the oversight function contained in its purpose.

2.
Oversee the process for the appointment of the senior internal audit executive.

3.
Oversee the assessment of performance of the senior internal audit executive on at least an annual basis.

4.
Review all reports to management prepared by the internal audit function and management's response to them.

Other Oversight Matters

1.
Review and discuss with the board, as necessary in the audit committee's judgment, the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's code of conduct.

2.
Review with counsel legal matters that are brought to the audit committee's attention and that may have a material impact on

•
the financial statements,

•
the company's compliance policies and

4

  •
  material reports or inquiries received from regulatory bodies.

3.
Coordinate with the Nominating and Corporate Governance Committee the monitoring of the code of ethics applicable to senior financial officers of the company.

4.
Review and approve all "related-party transactions" as defined by the Securities and Exchange Commission.

5.
Review potential conflict of interest situations as appropriate.

6.
Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

Adopted and approved by the Board of Directors on February 11, 2004.

5

VOTE BY TELEPHONE
QUICK *** EASY *** IMMEDIATE

VIA NET.WORKS, INC.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

  •
  You can now vote your shares through the telephone.
  •
  24 hours/day—7 days/week until 12:00 midnight EDT on April 23, 2004.
  •
  This eliminates the need to return the proxy card.
  •
  Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED BY PHONE

\*/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \*/

The Board of Directors recommends a vote "FOR" the proposal listed below. Please mark an X in one box under each item.	Please mark your votes like this	☒

Item 1—ELECTION OF DIRECTORS Nominees:	FOR all nominees listed to the left	WITHHOLD AUTHORITY for all nominees listed to the left		YES	NO
01 Michael McTighe 02 Rhett Williams	☐	☐	I PLAN TO ATTEND THE MEETING.	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the nominee's(s') name(s) in the space below.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

AS A SHAREHOLDER OF RECORD, YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD OR, USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE VIA'S EXPENSE AND TIME IN SOLICITING PROXIES IF YOU VOTE YOUR PROXY BY TELEPHONE.

\*/ FOLD AND DETACH HERE \*/

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VIA NET.WORKS, INC.

The undersigned shareholder(s) of VIA NET.WORKS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated April 2, 2004. The undersigned hereby appoints Michael McTighe and Matt S. Nydell, proxies and attorneys-in-fact, with full power of substitution for each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of VIA NET.WORKS, Inc. to be held on Tuesday April 27, 2004, and at any adjournments of the Annual Meeting, and to vote all shares of common stock that the undersigned would be entitled to vote as if they were personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OF THE MEETING.

SEE REVERSE SIDE

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

QuickLinks

TABLE OF CONTENTS
PURPOSE OF THE MEETING
PROXIES AND VOTING PROCEDURES
ELECTION OF DIRECTORS—PROPOSAL 1
THE BOARD OF DIRECTORS
BOARD COMMITTEES
AUDIT COMMITTEE REPORT
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CORPORATE GOVERNANCE
STOCK PERFORMANCE GRAPH
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
OWNERSHIP OF SECURITIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT
OTHER MATTERS